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                                    EXHIBIT 11

                              DUPONT PHOTOMASKS, INC.
                          EARNINGS PER SHARE COMPUTATION
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)


                                          Quarter Ended September 30, 1996
                                          --------------------------------

                                             Primary      Fully Diluted
                                             -------      -------------

Weighted average shares outstanding        15,100,000       15,100,000
Dilutive effect of stock performance
 plans                                        246,912          345,651
                                          -----------      -----------
                                           15,346,912       15,445,651
                                          -----------      -----------
                                          -----------      -----------

Net income for the period                 $     9,015      $     9,015

Earnings per share                        $      0.58      $      0.58